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                                                                       Exhibit 5


                                   April 15, 1998



Playtex Products, Inc.
300 Nyala Farms Road
Westport, CT  06880


          Re:  Playtex Products, Inc. --
               Registration Statement on Form S-3


Ladies and Gentlemen:

          In connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed by Playtex Products, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission today under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act (the "Rules"), we have been requested to furnish our opinion as to the legality of the 13,284,046 shares (the "Selling Stockholders Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), to be offered by the persons listed in the Registration Statement (the "Selling Stockholders") and the 1,992,607 shares (the "Over-

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Playtex Products, Inc.                                                         2


Allotment Shares") of Common Stock that may be offered by the Company if the underwriters' over-allotment options are exercised, all of which shares are registered for sale under the Registration Statement. Capitalized terms used and not defined in this letter have the respective meanings given to those terms in the Registration Statement.

          In connection with the furnishing of this opinion, we have reviewed the Registration Statement (including all amendments), the forms of the Underwriting Agreements included as Exhibits 1.1 and 1.2 to the Registration Statement (the "Underwriting Agreements"), originals, or copies certified or otherwise identified to our satisfaction, of the Company's certificate of incorporation and by-laws, as amended to date, and records of certain of the Company's corporate proceedings. We have made those other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of those other certificates, records, agreements, instruments and documents, as in our judgment are necessary or appropriate to render the opinion expressed below.

          In rendering the opinion set forth below, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photocopied, reproduced or conformed

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Playtex Products, Inc.                                                         3


copies, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

          Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this letter, we are of the opinion that the Selling Stockholders Shares are duly authorized, validly issued, fully paid and nonassessable, and the Over-Allotment Shares, when issued, delivered and paid for as contemplated in the Registration Statement and the Underwriting Agreements will be duly authorized, validly issued, fully paid and nonassessable.

          Our opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, which are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not

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Playtex Products, Inc.                                                         4


agree that we come within the category of persons whose consent is required by the Act or the Rules.

                                Very truly yours,

                    /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON